Exhibit 10.3

NEW CENTURY MORTGAGE CORPORATION

NC CAPITAL CORPORATION

Seller

AND

CDC MORTGAGE CAPITAL INC.

Buyer

WAIVER AND AMENDMENT NO. 5

Dated as of March 15, 2004

TO

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of June 23, 2003

Waiver and Amendment No. 5

Waiver and Amendment No.5 (the “Waiver”) dated as of March 15, 2004 between CDC Mortgage Capital Inc. (the “Purchaser”) and New Century Mortgage Corporation (“NCMC”) and NC Capital Corporation (“NCCC”, and together with NCMC, the “Seller”).

WITNESSETH

WHEREAS, Seller and Purchaser are parties to the Master Repurchase Agreement dated as of June 23, 2003 (the “Master Repurchase Agreement”) between Purchaser and Sellers, as amended;

WHEREAS, NCMC would like to invest approximately $500,000 in “NC Insurance Services, Inc.”, a to-be-formed wholly-owned California subsidiary of NCMC (the “Insurance Subsidiary Transaction”);

WHEREAS, NCMC (itself or through a wholly-owned subsidiary) plans to acquire certain assets of Home 1-2-3 Corp., a Florida corporation, and, if such assets are acquired by NCMC, contribute such assets to a wholly-owned subsidiary of NCMC, which subsidiary shall engage in retail mortgage loan origination, processing and lending (the “Home 123 Transaction”);

WHEREAS, Seller would like to have certain covenants in the Master Repurchase Agreement not be applicable;

WHEREAS, Purchaser is willing to waive the application of certain covenants in the Master Repurchase Agreement under certain circumstances;

WHEREAS, Seller and Purchaser are working on amending and restating the Master Repurchase Agreement by May 15, 2004;

NOW, THEREFORE, Parties hereto agree:

1. The $10,000,000 limitation sets forth in clause (3) of Section 11(d) of the Master Repurchase Agreement will not be applicable to Seller or Guarantor or any of their respective Subsidiaries from March 1, 2004 to and including May 15, 2004.

2. Section 11(k), 11(s), 11(t), 11(u) or 11(v) of the Master Repurchase Agreement will not be applicable to Seller or Guarantor or any of their respective Subsidiaries from March 1, 2004 to and including May 15, 2004; provided in each case, if one or more contemplated transactions should arise, the consummation of which would require a waiver to any of the aforementioned sections had this Waiver not been entered into, Seller agrees to notify Buyer such an event within a reasonable period of time but in no event later than ten (10) days prior to the consummation of such transactions, and Seller further agrees that it shall provide information pertinent to such transactions to Buyer promptly upon Buyer’s reasonable request.

3. Section 11(d) shall not apply to the Insurance Subsidiary Transaction and the Home 123 Transaction. This provision shall survive the termination of this Waiver.

4. Section 11(o) of the Master Repurchase Agreement shall be amended and restated in its entirety to read as follow:

“Guarantor shall not permit the Leverage Ratio of Guarantor and its consolidated Subsidiaries at any time to be greater than 12:1.”

5. If Buyer, Seller and Guarantor have not entered into an Amended and Restated Master Repurchase Agreement by May 15, 2004 and the covenants made inapplicable by this Waiver are once again applicable, Buyer acknowledges and agrees that it does not intend that the covenants apply retroactively to transactions engaged in by Seller, Guarantor or any of their respective Subsidiaries in accordance with the terms hereof during the period from March 1, 2004 to and including May 15, 2004.

6. As amended by the amendment set forth herein, the Master Repurchase Agreement is in all respects ratified and confirmed and the Master Repurchase Agreement as so modified by this amendment shall be read, taken, and construed as one and the same instrument.

7. This Waiver is governed by the laws of the State of New York without regard to its conflicts of laws principles.

8. Terms used but not defined herein shall have meanings ascribed to them in the Master Repurchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment No. 5 to be duly executed and delivered as of the day and year first above written.

CDC MORTGAGE CAPITAL INC.

By:	/s/ ANTHONY MALANGA
Name:	Anthony Malanga
Title:	Managing Director

By:	/s/ WILLIAM BRANAGH
Name:	William Branagh
Title:	Managing Director

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ PATRICK FLANAGAN
Name:	Pat Flanagan
Title:	President

NC CAPITAL CORPORATION

By:	/s/ PATRICK FLANAGAN
Name:	Pat Flanagan
Title:	Chief Executive Officer

The undersigned guarantor hereby consents and agrees to the Waiver and Amendment No. 5, dated as of March 15, 2004.

NEW CENTURY FINANCIAL CORPORATION

By:	/s/ Patrick Flanagan
Name:	Pat Flanagan
Title:	Executive Vice President